Camden National Corporation's Board Declares Quarterly Dividend

CAMDEN, Maine, December 15, 2015 /PRNewswire/ -- Gregory A. Dufour, president and chief executive officer of Camden National Corporation (NASDAQ®: CAC; the "Company") announced today that the board of directors of the Company declared a dividend of $0.30 per share payable on January 29, 2016, for shareholders of record on January 15, 2016.
About Camden National Corporation
Camden National Corporation is the holding company of Camden National Bank and Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 64 branches and 85 ATMs throughout Maine. Acadia Trust, N.A. offers investment management and fiduciary services through its offices in Portland, Bangor and Ellsworth. Healthcare Professional Funding Corporation, a subsidiary of Camden National Bank, is a leader in financing for providers of dental, veterinary and eye care. Camden Financial Consultants, a division of Camden National Bank, provides full-service brokerage and insurance services. To learn more, visit www.CamdenNational.com. Member FDIC.
CONTACT: Michael R. Archer, Vice President, Corporate Controller, Camden National Corporation, 207.230.2058, marcher@camdennational.com